UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 25, 2010

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices)

(425) 354-5038

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 25, AVI BioPharma, Inc. (“AVI” or the “Company”) issued a press release announcing that, on April 14, 2010, the Company will provide an update on the preclinical evaluation of AVI-5038, its lead therapeutic candidate for Duchenne muscular dystrophy, at the American Academy of Neurology (“AAN”) annual meeting.   A copy of this press release is attached hereto as Exhibit 99.1.

Previously presented data of a preclinical study found AVI-5038 to be generally well tolerated at doses up to 9 mg/kg administered once weekly by bolus intravenous injection for 4 weeks. Preliminary results from an ongoing, longer duration preclinical study at doses up to 15 mg/kg for 12 weeks, will also be presented at the AAN annual meeting. The 12-week preclinical study demonstrated significant toxicological findings in some groups following bolus intravenous administration. The in-life portion of the study is complete, but the collection and analysis of data from the study is still ongoing.  The Company believes the data set is not yet sufficient for the company to make a decision on the future development of this drug candidate.

The information in this Item 7.01 and the press release attached as Exhibit 99.1 to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Item 7.01, such Exhibit 99.1, or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1

Press release, dated March 25, 2010, entitled “AVI BioPharma Announces Update on AVI-5038, its PPMO Duchenne Muscular Dystrophy Drug Candidate, to be Presented April 14, 2010 at the American Academy of Neurology Annual Meeting”

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on March 25, 2010.

AVI BioPharma, Inc.

By:	/s/ Leslie Hudson, Ph.D.

Leslie Hudson, Ph.D.
President and Chief Executive Officer (Principal Operating Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release, dated March 25, 2010, entitled “AVI BioPharma Announces Update on AVI-5038, its PPMO Duchenne Muscular Dystrophy Drug Candidate, to be Presented April 14, 2010 at the American Academy of Neurology Annual Meeting”